                                                                   EXHIBIT 10.21
                     CS FIRST BOSTON MORTGAGE CAPITAL CORP.
                                     OWNER

                                      and

                     T.A.R. PREFERRED MORTGAGE CORPORATION
                           PRIOR SERVICER/PRIOR OWNER

                                      and

                           ADVANTA MORTGAGE CORP. USA
                                    SERVICER

                            LOAN SERVICING AGREEMENT
                                  Dated as of
                                August 23, 1996


                    Fixed Rate Non-Conforming Mortgage Loans

                               TABLE OF CONTENTS

                                                                                      PAGE
                                                                                      ----
ARTICLE I  DEFINITIONS..............................................................    1

     Section 1.1    Definition of Terms.............................................    1

ARTICLE II  DELIVERY OF MORTGAGE LOAN FILES SERVICING STANDARDS.....................    6

     Section 2.1    Transfer of Mortgage Loan Files.................................    6
     Section 2.2    Agreement to Service Mortgage Loans.............................    7
     Section 2.3    Sub-Servicers...................................................    7

ARTICLE III  REPRESENTATIONS AND WARRANTIES.........................................    8

     Section 3.1    Representations and Warranties of the Servicer..................    8
     Section 3.2    Representations and Warranties of the Owner.....................    9
     Section 3.3    Representations and Warranties of the Prior Servicer/Prior
                    Owner...........................................................   10

ARTICLE IV  ACCOUNTING AND REPORTING................................................   12

     Section 4.1    Collection of Mortgage Loan Payments............................   12
     Section 4.2    Interest Calculations...........................................   13
     Section 4.3    Application of Mortgage Loan Payments...........................   13
     Section 4.4    Establishment of Collection Account; Deposits in Collection
                    Account.........................................................   13
     Section 4.5    Withdrawals from the Collection Account.........................   14
     Section 4.6    Establishment of Escrow Account; Deposits in Escrow Account.....   15
     Section 4.7    Withdrawals From Escrow Account.................................   15
     Section 4.8    Servicing Advances..............................................   16
     Section 4.9    Monthly Remittance Reports......................................   16
     Section 4.10   Servicing Compensation..........................................   17

ARTICLE V  ADMINISTRATION AND SERVICING OF MORTGAGE LOANS...........................   17

     Section 5.1    Enforcement of Due-On-Sale Clause; Assumption...................   17
     Section 5.2    Maintenance of Insurance........................................   19
     Section 5.3    Cancellation of Mortgage Insurance..............................   20
     Section 5.4    Reserved For Future Use.........................................   20
     Section 5.5    Liquidation of Defaulted Mortgage Loans.........................   20
     Section 5.6    Deed-in-Lieu of Foreclosure.....................................   20


     Section 5.7      Real Estate Owned............................................    21
     Section 5.8      Possession of Mortgage Files by Servicer.....................    22

ARTICLE VI  MISCELLANEOUS PROVISIONS...............................................    22

     Section 6.1      Owner to Cooperate...........................................    22
     Section 6.2      Assignment of Agreement......................................    22
     Section 6.3      Access to Certain Documentation Regarding the Loans..........    23
     Section 6.4      Default By Servicer..........................................    23
     Section 6.5      Default by Owner.............................................    24
     Section 6.6      Default by Prior Servicer/Prior Owner........................    25
     Section 6.7      Indemnification By Owner.....................................    26
     Section 6.8      Fidelity Bond and Errors Omissions...........................    27
     Section 6.9      Indemnification by Servicer..................................    27
     Section 6.10     Indemnification By Prior Servicer/Prior Owner................    28
     Section 6.11     Amendment....................................................    28
     Section 6.12     Governing Law................................................    29
     Section 6.13     Notices......................................................    29
     Section 6.14     Severability of Provisions...................................    29
     Section 6.15     Document Deficiencies........................................    29
     Section 6.16     Termination..................................................    29
     Section 6.17     Continued Cooperation........................................    30
     Section 6.18     Master Servicer..............................................    31
     Section 6.19     Attorneys' Fees..............................................    31
     Section 6.20     No Solicitation..............................................    31
     Section 6.21     Counterparts.................................................    32

     This Servicing Agreement, dated as of August 23, 1996 is entered into by and among CS First Boston Mortgage Capital Corp., as owner of the Mortgage Loans that are referred to herein together with its permitted successors and assigns (the "Owner"), Advanta Mortgage.Corp. USA, as Servicer (together with its permitted successors and assigns, the "Servicer"), and T.A.R. Preferred Mortgage Corporation as prior servicer and prior owner of the Mortgage Loans (the "Prior Servicer/Prior Owner").

     WHEREAS, the Owner is the owner of certain second lien, fixed rate, non-conforming residential mortgage loans; and

     WHEREAS, the Owner desires to deliver from time to time to Servicer certain Mortgage Loans, as more particularly specified in Exhibit A attached hereto, to be serviced by Servicer for the Term of this Agreement in accordance with the terms and conditions of the Mortgage Loans and this Agreement; and

     WHEREAS, the Servicer currently services non-conforming residential mortgage loans and desires to service the Mortgage Loans delivered to it from time to time by Owner; and

     WHEREAS, the Prior Serviced/Prior Owner has originated all Mortgage Loans and serviced some of the Mortgage Loans prior to the transfer of service to Servicer pursuant to that certain Loan Servicing Agreement between Servicer and the Prior Serviced/Prior Owner dated March 8, 1996; and

     WHEREAS, it is the intent of the parties that certain Mortgage Loans, described in Exhibit A attached hereto, are to be delivered for servicing concurrent with this Agreement and thereafter Owner may deliver additional Mortgage Loans for Servicing pursuant to the terms hereof; and

     NOW, THEREFORE, in consideration of the foregoing and mutual agreements contained herein, the parties hereby agree as follows:


                                   ARTICLE I
                                   ---------

                                  DEFINITIONS
                                  -----------

Section 1.1  Definition of Terms
-----------  -------------------

Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

"Accepted Servicing Practices":  With respect to any Mortgage Loan, those
------------------------------
mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

"Additional Servicing Compensation": Incidental fees or charges provided for in
-----------------------------------
the applicable Note and/or Mortgage that are customarily charged by the Servicer in the ordinary course of performing its obligations herein including but not limited to late payment charges, prepayment charges/penalties, assumption processing charges and assumption fees, modification charges, demand fees, insufficient funds fees and reconveyance charges.

"Agreement": This Servicing Agreement, including all exhibits hereto, and all
-----------
amendments hereof and supplements hereto.

"Authorized Officer": Any employee of Servicer who holds the title of Vice
--------------------
President or above.

"Borrower": The individual or individuals obligated to repay the Mortgage Loan.
----------

"Book Value": The value of an REO Property which value represents the unpaid
------------
principal balance of the related Mortgage Loan on the date such Mortgage Loan became an REO Property.

"Business Day": Any day other than (i) a Saturday or Sunday, or (ii) a day in
--------------
which banking or savings and loan institutions in New York, New York, San Diego, California or Wilmington, Delaware are authorized or obligated by law or executive order to be closed.

"Collection Account": Any segregated, FDIC insured Eligible Account which is
--------------------
created and maintained by Servicer specifically for the collection of principal and interest, Insurance Proceeds, Liquidation Proceeds and other amounts received with respect to the Mortgage Loans.

"Eligible Account": An account (I) which is with a bank or insurance company
------------------
which has an unsecured, uninsured and unguaranteed obligation (or claims-paying ability) rated Aa2 or better by Moody's and AA or better by Standard & Poor's, or is the lead bank of a parent bank holding company with an uninsured, unsecured and unguaranteed obligation meeting such rating requirements, and (2) for which all moneys invested thereunder may be withdrawn without any penalty, premium or charge upon not more than one day's notice (provided such notice may be amended or canceled at any time prior to the withdrawal date), and (3) the account is not subordinated to any other obligations of such company or bank, and (4) the same guaranteed interest rate will be paid on any future deposits made pursuant to such account.

"Errors and Omissions Policy": An insurance policy insuring against losses
-----------------------------
caused by errors and omissions of the Servicer and its personnel, including, but not limited to, losses caused by the failure to pay insurance premiums or taxes to record or perfect liens, or to properly service Mortgage Loans in accordance with this Agreement.

"Escrow Account": For each Mortgage Loan, a segregated FDIC insured Eligible
----------------
Account maintained by the Servicer specifically for the payment of real estate tax assessments and insurance premiums against Mortgaged Property.

"Escrow Payments": All funds collected or advanced by the Servicer to cover
-----------------
expenses of the Borrower required to be paid under the Mortgage Loan Documents, including Hazard Insurance and Flood insurance, tax assessments and mortgage insurance premiums paid pursuant to a Mortgage Insurance Policy.

"Event of Default": Any one of the conditions or circumstances enumerated in
------------------
Sections 6.4, 6.5 and 6.6.

FHLMC: The Federal Home Loan Mortgage Corporation, or any successor thereto.
-----

"Fidelity Bond": An insurance policy insuring against losses caused by negligent
---------------
or unlawful acts of the Servicer's personnel.

"First Lien": With respect to each Mortgaged Property, the lien of the security
------------
instrument securing a mortgage note which creates a first lien on the Mortgaged Property.

"Flood Insurance Policy": An insurance policy insuring against flood damage to a
------------------------
Mortgaged Property, required by loan originators for Mortgaged Premises located in "flood hazard" areas identified by the Secretary of HUD or the Director of the Federal Emergency Management Agency.

"Flood Zone Service Contract": A transferable contract maintained for the
-----------------------------
Mortgaged Property with a nationally recognized flood zone service provider for the purpose of obtaining the current flood zone status relating to such Mortgaged Property.

"FNMA": The Federal National Mortgage Association, or any successor thereto.
------

"Hazard Insurance Policy": A fire and casualty extended coverage insurance
-------------------------
policy insuring against loss or damage from fire and other perils covered within the scope of standard extended hazard coverage, together with all riders and endorsements thereto.

"Insurance Policy": Any insurance policy for a Mortgage Loan referred to in this
------------------
Agreement, including Mortgage Insurance Policy, Hazard Insurance Policy, Flood Insurance Policy, and Title Insurance Policy, including all riders and endorsements thereto.

"Liquidation Proceeds": Cash received in connection with the liquidation of a
----------------------
defaulted Mortgage Loan, whether through the sale or assignment of the Mortgage Loan, trustee's sale, foreclosure sale, sale of the Mortgaged Property or otherwise.

"Mortgage Insurance Policy": Insurance which insures the holder of the Note
---------------------------
against covered losses in the event the Borrower defaults under the Note or the Security Instrument, including all riders and endorsements thereto.

"Mortgage Insurer": A mortgage guaranty insurance company that has issued a
------------------
Mortgage Insurance Policy in respect of a Mortgage Loan.

"Mortgage Loan Documents": Any and all documents related to a Mortgage Loan,
-------------------------
including the Note, Security Instrument and Insurance Policies.

"Mortgage Loan Schedule": The schedule of Mortgage Loans delivered to Servicer
------------------------
on each Transfer Date, setting forth the information for each related Mortgage Loan, identical in form and substance to Exhibit A attached hereto.

"Mortgage Loan": The individual mortgage loan which is the subject of this
---------------
Agreement delivered from time to time being identified by a Mortgage Loan Schedule. To the extent applicable and as the context so permits; any and all references to "Mortgage Loan" or "Mortgage Loans" herein shall be deemed to include any Mortgage Loan that has become an REO Property.

"Mortgaged Property": The property securing a Note and subject to the lien of
--------------------
the related Security Instrument, which property consists of a single parcel of real property on which is located a one-to four-family detached residential dwelling, condominium unit or attached townhouse.
                      ----

"Nonrecoverable Advance": Any previously made or proposed servicing advance, in
------------------------
the Servicer's good faith determination, that will not or would not be ultimately recoverable from the related insurance proceeds or Liquidation Proceeds.

"Note": A manually executed written instrument evidencing the Borrower's promise
------
to repay a stated sum of money, plus interest, to the noteholder by a specific date according to a schedule of principal and interest payments.

"Officer's Certificate": A certificate signed by any Authorized Officer as
-----------------------
designated by Servicer from time to time.

"Owner": CS First Boston Mortgage Capital Corp., any affiliate, any permitted
-------
successor in interest, or any permitted assignee.

"Permitted Investments": Any one or more of the investments detailed on Exhibit
-----------------------
B attached hereto.

"Person": Any individual or group of individuals, corporation, partnership,
--------
joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

"Principal Prepayment": Any payment or other recovery of principal on a Mortgage
----------------------
Loan which is received in advance of its scheduled due date, net of any prepayment penalty or premium thereon which is retained by the Servicer, and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

"Prior Servicer/Prior Owner": T.A.R. Preferred Mortgage Corporation.
----------------------------

"Remittance Date": The date each month on which Servicer distributes to the
-----------------
Owner the Owner's portion of the collections on the Mortgage Loans. The Remittance Date shall be the fifteenth (15th) day of each calendar month, or the next succeeding Business Day if the fifteenth (15th) day of the month is not a Business Day.

"Remittance Reports": Those monthly reports specified in Section 4.9.
--------------------

"REO Property": Mortgaged Property the title to which is acquired on behalf of
--------------
the Owner through foreclosure or deed-in-lieu of foreclosure.

"Security Instrument": A written instrument creating a valid lien on the related
---------------------
Mortgaged Property. A Security Instrument may be in the form of a mortgage, deed of trust, deed to secure debt or security deed, including any riders and addenda thereto.

"Servicer": Advanta Mortgage Corp.  USA, any affiliate, any permitted successor
----------
in interest or any permitted assignee.

"Servicing Advance": All customary, reasonable and necessary "out of pocket"
-------------------
costs and expenses incurred in the performance by the Servicer of its servicing obligations and not part of the Servicer's general and administrative expenses, including but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, relating to Mortgage Loans or Mortgaged Properties (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, and (d) the maintenance of hazard insurance, payment of property taxes (including tax penalties) or mortgage insurance premiums.

"Servicing Fee": For each Mortgage Loan, the monthly compensation owed to the
---------------
Servicer by the Owner each month, as more particularly set forth in Section 4.10 hereunder.

"Servicing File": With respect to each Mortgage Loan all documents detailed in
----------------
Exhibit C, attached hereto and delivered to the Servicer, including photocopies of the Note and Security

Instrument and any other documents necessary for the Servicer to service the Mortgage Loans in accordance with the terms of this Agreement.

"Tax Service Contract": A transferable contract maintained for the Mortgaged
----------------------
Property with a tax servicer provider for the purpose of obtaining current information from local taxing authorities relating to such Mortgaged Property.

"Term": The term of this Agreement shall mean the time period during which the
------
Servicer has servicing obligations and responsibilities relative to any Mortgage Loan. Such time period shall commence with the Transfer Date and shall terminate pursuant to the events specified in Section 6.16 hereunder.

"Title Insurance Policy": An American Land Title Association (ALTA) or
------------------------
California Land Title Association ("CLTA") mortgage loan title policy form 1970, or other form of lender's title insurance policy, or a limited liability title policy where permitted by law, or a title "lot book report" insuring the lien priority of the Security Instrument on the Mortgaged Property.

"Transfer Date": For each Mortgage Loan, the date on which the servicing
---------------
obligation for such Mortgage Loan is delegated to Servicer for servicing as provided hereunder.

                                   ARTICLE II
                                   ----------

              DELIVERY OF MORTGAGE LOAN FILES SERVICING STANDARDS
              ---------------------------------------------------

Section 2.1  Transfer of Mortgage Loan Files
-----------  -------------------------------

     On or prior to each Transfer Date, and from time to time thereafter until the expiration of the Term in a manner the parties mutually agree to, the Owner or the Prior Servicer/Prior Owner shall deliver the Servicing Files, to the Servicer at the Owner's or the Prior Servicer's/Prior Owner's expense. Such delivery shall be effected at the Servicer's facilities currently designated by Servicer as Advanta Mortgage Corp. USA, 16875 West Bernardo Drive, San Diego, California, 92127, Attention: Dept. 402. Each Servicing File shall be held in trust by Servicer exclusively for the benefit of the Owner for the purpose of servicing the related Mortgage Loan. The Servicer shall maintain custody of all documents constituting the Servicing Files in accordance with Accepted Servicing Practices. In the event the Prior Servicer/Prior Owner to pay for the cost of the delivery of the Servicing Files, Owner agrees to fully reimburse Servicer for the out of pocket delivery expenses incurred by the Servicer within 10 days after written notice. Each Servicing File shall be segregated according to a specifically assigned investor number to Owner and shall be marked appropriately to reflect clearly the ownership of the related Mortgage Loan by the Owner.

Section 2.2  Agreement to Service Mortgage Loans
-----------  -----------------------------------

     (a) Servicer agrees to service and administer the Mortgage Loans on the Owner's behalf, in accordance with the terms of this Agreement, the Mortgage Loans and Accepted Servicing Practices, giving due consideration to customary and usual standards of practice of prudent institutional residential mortgage loan servicers of comparable Mortgage Loans and with a view to the maximization of timely recovery of principal and interest on the Mortgage Loans, but without regard to: (i) any relationship that Servicer or any of its affiliates may have with any Borrower or affiliate or manager thereof, (ii) Servicer's obligations to make advances or to incur servicing expenses with respect to the Mortgage Loans, or (iii) Servicer's right to receive compensation for its services hereunder.

     (b) Subject to the provisions of Section 2.2(a), above, Servicer shall have power and authority to do or cause to be done any and all things in connection with such servicing and administration which Servicer may deem necessary or desirable. In accordance with this Agreement, the Owner will provide Servicer upon request with any powers of attorney necessary. to undertake the duties of Servicer. Servicer agrees to service and administer the Mortgage Loans in accordance with applicable state and federal law.

     (c) Without limiting the generality of the foregoing, the Servicer shall and is hereby authorized and empowered by the Owner to: (i) execute and deliver, on behalf of the Owner, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, with respect to the Mortgage Loans and with respect to the related Mortgaged Property, (ii) waive, modify, or vary any term of any Mortgage Loan or consent to the postponement of any such term or in any manner grant indulgence to any Borrower if in the Servicer's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Owner, provided, however, that the Servicer shall not make any future advances with respect to a Mortgage Loan and (unless the Borrower is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, imminent and the Servicer has obtained the prior written consent of the Owner) the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the mortgage interest rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal), or change the final maturity date on such Mortgage Loan, (iii) institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure on behalf of the Owner, with the prior consent of Owner and
(iv) take title in the name of the Owner or its designee to any Mortgaged Property upon such foreclosure or delivery of deed in lieu of foreclosure.

Section 2.3  Sub-Servicers
-----------  -------------

     The Servicer may perform its servicing responsibilities through agents or independent contractors acting as sub-servicers, but shall not thereby be released from any of its responsibilities hereunder, and the Servicer shall diligently pursue all of its rights against such sub-servicer. Notwithstanding any agreement with a sub-servicer, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a sub-servicer or reference to actions taken through a sub-servicer or otherwise, the Servicer shall remain obligated and liable to the Owner for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the sub-servicer for any acts and omissions and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans and any other transactions or services relating to the Mortgage Loans involving the sub-servicer shall be deemed to be between the sub-servicer and the Servicer alone and the Owner shall have no obligations, duties or liabilities with respect to the sub-servicer including no obligation, duty or liability of the Owner to pay sub-servicer's fees and expenses. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Mortgage Loans when the sub-servicer has received such payments.
The Servicer shall pay all fees and expenses of the sub-servicer from its own funds, the Servicing Fee or other amounts permitted to be retained by or reimbursed to the Servicer hereunder.

     Notwithstanding the foregoing, Servicer may in its sole judgment delegate specific servicing obligations to computer bureaus, credit bureaus, real estate tax service companies, real estate brokers or agents, attorneys, trustees, and others, provided Servicer remains responsible for all action taken or not taken by such companies, agents, representatives and others throughout the term of this Agreement.

                                  ARTICLE III
                                  -----------

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

Section 3.1  Representations and Warranties of the Servicer
-----------  ----------------------------------------------

     Servicer represents and warrants to, and covenants with, the Owner that:

     (a) Servicer is, and throughout the term of this Agreement will remain (i) a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) duly qualified and in good standing to transact any and all of its business, including the duties under this Agreement and (iii) licensed as necessary to carry on its business as now being conducted and licensed in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer, and in any event the Servicer is in compliance with the laws of any such state to the extent necessary to ensure the servicing of the Mortgage Loans in accordance with the terms of this Agreement

     (b) The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action and the execution and delivery of this Agreement by Servicer in the manner contemplated and the performance of and compliance with the terms will not violate, contravene or create a default under any applicable federal, state or local laws, licenses or permits;

     (c) The execution and delivery of this Agreement by Servicer and the performance of and compliance with its obligations and covenants do not require the consent or approval of any governmental authority or, if such consent or approval is required, it has been or will be obtained prior to such becoming required;

     (d) Assuming the due authorization and valid execution and delivery of this Agreement by Owner, this Agreement, when executed and delivered by Servicer, will constitute a valid, legal and binding obligation of Servicer, enforceable against Servicer in accordance with its terms, except as the enforcement thereof may be limited by applicable debtor relief laws and except as certain equitable remedies may be available regardless of whether enforcement is sought in equity or law;

     (e) There is no litigation pending or, to Servicer's knowledge threatened, which, if determined adversely to Servicer, would adversely affect the execution, delivery or enforceability of this Agreement or Servicer's ability to perform its obligations hereunder;

     (f) Servicer is an approved seller/servicer of conventional residential mortgage loans for FNMA and FHLMC with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Servicer is in good standing to sell mortgage loans to and service mortgage loans for FNMA and FHLMC and no event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with FNMA and FHLMC eligibility requirements or which would require notification to either FNMA and FHLMC; and

     (g) The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant in tiffs Agreement.

Section 3.2  Representations and Warranties of the Owner
-----------  -------------------------------------------

     As of the date of this Agreement and each Transfer Date, Owner represents and warrants to, and covenants with, the Servicer that:

     (a) The Owner owns, without limitation, (i) all right, title and interest in the Mortgage Loans (including, without limitation, the security interest created thereby), (ii) all the rights as a lender trader any Insurance Policy relating to a Mortgaged Property securing a Mortgage Loan for the benefit of the owner of such Mortgage Loan, and (iii) all proceeds derived from any of the foregoing;

     (b) Owner is, (i) a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and (ii) duly qualified and in good standing to transact any and all of its business;

     (c) The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action and the execution and delivery of this Agreement by Owner in the manner contemplated and the performance of and compliance with the terms hereof by it will not violate, contravene or create a default under any charter document or bylaw of the Owner or any contract, agreement, or instrument to which the Owner is a party or by which Owner or any of its property is bound;

     (d) The execution and delivery of this Agreement by Owner and the performance of and compliance with its obligations and covenants do not require the consent or approval of any governmental authority or, if such consent or approval is required, it has been or will be obtained prior to such becoming required;

     (e) Assuming the due authorization and valid execution and delivery of this Agreement by Servicer, this Agreement, when executed and delivered by Owner, will constitute a valid, legal and binding obligation of Owner, enforceable against Owner in accordance with its terms, except as the enforcement may be limited by applicable debtor relief laws and except as certain equitable remedies may be available regardless of whether enforcement is sought in equity or law;

     (f) There is no litigation pending or, to Owner's knowledge, threatened, which, if determined adversely by Owner, would adversely affect the execution, delivery or enforceability of this Agreement or Owner's ability to perform its obligations;

     (g) Owner holds legal right, title and interest to the Mortgage Loans and no other party has the right to collect principal and interest payments with respect thereto and the Owner has the full power and authority to assign the servicing functions to Servicer;

Section 3.3  Representations and Warranties of the Prior Servicer/Prior Owner
-----------  ----------------------------------------------------------------

     As of each Transfer Date, Prior Servicer/Prior Owner represents and warrants to and covenants with, the Servicer that

     (a) Prior Servicer/Prior Owner is, (i) a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and (ii) duly qualified and in good standing to transact any and all of its business;

     (b) The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action and the execution and delivery of this Agreement by Prior Servicer/Prior Owner in the manner contemplated and the performance of and compliance with the terms hereof by it will not violate, contravene or create a default under any charter document or bylaw of the Prior Servicer/Prior Owner or any contract, agreement, or instrument to which the Prior Servicer/Prior Owner is a party or by which Prior Servicer/Prior Owner or any of its property is bound;

     (c) The execution and delivery of this Agreement by Prior Servicer/Prior Owner and the performance of and compliance with its obligations and covenants do not require the consent or approval of any governmental authority or, if such consent or approval is required, it has been or will be obtained prior to such becoming required;

     (d) Assuming the due authorization and valid execution and delivery of this Agreement by Servicer, this Agreement, when executed and delivered by Prior Servicer/Prior Owner, will constitute a valid, legal and binding obligation of Prior Servicer/Prior Owner, enforceable against Prior Servicer/Prior Owner in accordance with its terms, except as the enforcement may be limited by applicable debtor relief laws and except as certain equitable remedies may be available regardless of whether enforcement is sought in equity or law;

     (e) There is no litigation pending or, to Prior Servicer/Prior Owner's knowledge, threatened, which, if determined adversely by Prior Servicer/Prior Owner, would adversely affect the execution, delivery or enforceability of this Agreement or Prior Servicer/Prior Owner's ability to perform its obligations;

     (f) All information provided to Servicer by Prior Servicer/Prior Owner, including any copies of Mortgage Loan Documents, information relating to the origination of such Mortgage Loan, the prior servicing experience and any and all of the Mortgage Loan balances and identification of any litigation affecting a contract or the servicing thereof is true, correct and complete in all material respects;

     (g) The information set forth in each Mortgage Loan Schedule is true and correct in all material respects as of each Transfer Date;

     (h) Each Security Instrument is a valid lien on the related Mortgaged Property;

     (i) To the Prior Servicer/Prior Owner's best knowledge, no Mortgage Loan is subject to any offset, defense or counterclaim;

     (j) To the Prior Servicer/Prior Owner's best knowledge, the physical property subject to each Security Instrument is free of material damage;

     (k) Each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws and regulations, including, without limitation, usury, equal credit opportunity and disclosure laws and regulations;

     (l) The Prior Servicer/Prior Owner has not received a written notice of default of any senior mortgage loan related to a Mortgage Loan which has been cured by a party other than such Prior Servicer/Prior Owner;

     (m) To the Prior Servicer/Prior Owner's best knowledge, no Mortgage Loan is subject to (i) any mechanics lien or claim for work, labor or material of which the Prior Servicer/Prior Owner has received written notice and that is or may be a lien prior to, or equal or coordinate with, the lien of the related Security Instrument, (ii) any delinquent tax or assessment lien against the related Mortgage Property;

     (n) A lender's Title Insurance Policy customary in the relevant jurisdiction, is in full force and effect with respect to each Mortgage Property;

     (o) Each Mortgage Loan is covered by appropriate Hazard Insurance and/or Flood Insurance, if applicable.

                                 ARTICLE IV
                                 ----------

                            ACCOUNTING AND REPORTING
                            ------------------------

Section 4.1  Collection of Mortgage Loan Payments
-----------  ------------------------------------

     (a) Continuously from the date hereof until the principal and interest on the Mortgage Loans is paid in full, Servicer agrees to proceed diligently to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall follow such collection procedures mutually agreed to and as may be amended from time to time by Owner and Servicer with respect to mortgage loans to the extent such procedures are consistent with this Agreement and the terms of any Insurance Policy and in accordance with Accepted Servicing Practices and applicable law.

     (b) The Servicer may in its sole discretion waive (i) assumption fees, charges for checks returned insufficient funds or other fees which may be collected in the ordinary course of servicing the Mortgage Loans; provided however, Servicer shall not be entitled to waive late payment charges or prepayment penalties/charges without the prior consent of the Owner. (ii) if a Borrower is in default (as defined in the Mortgage Loan), arrange with the Borrower a schedule for the payment of delinquent payments due on the related Mortgage Loan; provided however, that any delinquent payment schedule will not
               --------
extend the maturity date of the related Mortgage Loan.

Section 4.2  Interest Calculations
-----------  ---------------------

     Monthly interest calculations for periods of a full month must be based on a 30-day month and 360-day year, if permitted by the Note or by the law. Interest calculations for periods of less than a full month (such as for a Liquidation) must be calculated on the basis of actual days elapsed in a month and a 365-day year unless otherwise provided by applicable federal or state law.

Section 4.3  Application of Mortgage Loan Payments
-----------  -------------------------------------

     A payment from the Borrower will normally consist of interest, principal and, if applicable, deposits for insurance and taxes and late charges. Payments received from Borrowers shall be applied in the following order unless otherwise required by, the Mortgage Loan Documents, applicable state and federal requirements or by a Mortgage Insurer:

     (a) Deposits for taxes and insurance; and

     (b)  Required monthly interest; and

     (c) Required monthly principal; and

     (d)  All other fees or penalties.

Section 4.4  Establishment of Collection Account; Deposits in Collection Account
-----------  -------------------------------------------------------------------

     (a) The Servicer shall establish and maintain a Collection Account, (the "Collection Account"), which may be interest bearing, titled "Advanta Mortgage Corp. USA in trust for the Owner".

     (b) The Servicer shall deposit in the Collection Account within two (2) Business Days of receipt, and retain therein the following payments and collections received or made with respect to the Mortgage Loans:

          (i) all principal collections, including Principal Prepayments;

          (ii)  all interest collections;

          (iii)  all Liquidation Proceeds net of expenses;

          (iv) all proceeds received by the Servicer under any Insurance Policy, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Borrower in accordance with Accepted Servicing Practices; and

          (v) all awards or settlements in respect of condemnation proceedings or eminent domain affecting any Mortgaged Property which are not released to the Borrower in accordance with Accepted Servicing Practices; and

          (vi) any amounts required to be deposited in the Collection Account pursuant to this Agreement.

     (c) The Servicer may invest all or a portion of the funds in the Collection Account in Permitted Investments in the name of the Servicer in trust for the Owner. The Servicer shall receive as Additional Servicing Compensation all income and gain realized from any such Permitted Investment. If any principal losses are incurred in respect of any Permitted Investments, Servicer shall reimburse and restore to the Collection Account the amount of any such principal losses out of Servicer's own funds immediately as realized. Notwithstanding the foregoing, Servicer's right to invest funds in the Collection Account shall in no way limit the rights of Servicer to be compensated for its services as provided in this Agreement.

     (d) The requirements in this Section 4.4 for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of assumption processing charges, modification charges, demand fees, insufficient funds fees and reconveyance fees need not be deposited by the Servicer in the Collection Account.

Section 4.5  Withdrawals from the Collection Account
-----------  ---------------------------------------

     The Servicer shall, from time to time, withdraw funds from the Collection Account for the following purposes:

     (a) to reimburse itself for unreimbursed Servicing Advances, and for accrued and unpaid Servicing Fees as provided within Section 4.10(a) hereunder, the Servicer's right to reimburse itself pursuant to this subclause (a) with respect to any Mortgage Loan shall be limited to related Liquidation Proceeds, condemnation proceeds, REO Disposition Proceeds, amounts representing proceeds of any Insurance Policy related to such Mortgage Loan and such other amounts as may be collected by the Servicer from the Borrower or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer's right thereto shall be prior to the rights of Owner;

     (b) to reimburse itself for expenses incurred by and reimbursable to it pursuant to Sections 4.10(b), 6.7, 6.16(b) and 6.17;

     (c) to pay to itself any interest earned on funds deposited in the Collection Account;

     (d) to withdraw any amounts inadvertently deposited in the Collection Account or not required to be deposited therein;

     (e) to make payments to the Owner in the amounts and in the manner provided herein; and

     (f) to clear and terminate the Collection Account upon the termination of this Agreement.

     If after receipt and application of Liquidation Proceeds with respect to any Mortgage Loan, the Servicer has sustained an unrecovered loss in connection with a Servicing Advance, the amount of unrecovered loss shall be reimbursed to the Servicer, first, from amounts in the Collection Account, or if such funds are insufficient, by payment to the Servicer by the Owner within ten (10) Business Days of the receipt of notice by such Owner of such amount.

     The Servicer shall distribute that portion of collections on the Mortgage Loans due to the Owner in the amounts and in the manner provided herein on each Remittance Date.

Section 4.6  Establishment of Escrow Account; Deposits in Escrow Account
-----------  -----------------------------------------------------------

     (a) The Servicer shall establish and maintain an Escrow Account with respect to Escrow Payments actually held by the Servicer, in the form of a time deposit or demand account, which may be interest bearing, titled, "Advanta Mortgage Corp. USA in trust for Borrower's Escrow Payments". The Servicer shall have the right to draw funds from the Escrow Account as provided herein.

     (b) The Servicer shall deposit in the Escrow Account within two (2) Business Days of receipt or earlier if so required by law and retain therein:
(i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (ii) all amounts representing proceeds of any Insurance Policy which are to be applied to the restoration or repair of any Mortgaged Property. To the extent required by law, the Servicer shall pay interest on escrowed funds to the Borrower, without reimbursement therefor, notwithstanding that the Escrow Account may not bear interest.

Section 4.7  Withdrawals From Escrow Account
-----------  -------------------------------

     Withdrawals from the Escrow Account shall be made by the Servicer, only

     (a) to effect timely payment of taxes, mortgage insurance premiums, flood, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage Loan;

     (b) to reimburse the Servicer for any Servicing Advance made by the Servicer to effect the payment of taxes or insurance required under the terms of the related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder;

     (c) to refund to any Borrower any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan or applicable law;

     (d) for application to restoration or repair of the Mortgaged Property;

     (e) to pay to the Borrower, to the extent required by law, any interest specifically earned and paid on the funds deposited in the Escrow Account;

     (f) to pay to itself any interest earned on funds deposited in the Escrow Account;

     (g) to remove any deposits made in error; or

     (h) to clear and terminate the Escrow Account upon termination of this Agreement.

Section 4.8  Servicing Advances
-----------  ------------------

     As required, Servicer agrees to make Servicing Advances for the preservation of any Mortgaged Property, including the payment of accrued and unpaid taxes, force placed hazard insurance, and repayment of senior liens. It is understood that Servicer's obligation to make such Servicing Advances shall continue until (i) the payment in full of the Mortgage Loan or (ii) the date on which the Mortgaged Property is liquidated; provided however, Servicer shall have no obligation to make Servicing Advances if, in the sole determination of Servicer, such Servicing Advance would constitute a Nonrecoverable Advance as evidenced by an Officer's Certificate which will be delivered to the Owner.

Section 4.9  Monthly Remittance Reports
-----------  --------------------------

     (a) The Servicer shall service the Mortgage Loans on an actual/actual remittance basis with the accounting cutoff with respect to each Remittance Date of the last day of the month immediately preceding such Remittance Date.

     (b) Not later than the fifteenth (15th) day of each calendar month, or the succeeding Business Day should the fifteenth not be a Business Day, the Servicer shall prepare and deliver the following reports with respect to activity for the most recently ended prior calendar month:

          (i) a trial balance report inclusive of all Mortgage Loans in both electronic and hard copy formats;

          (ii) a monthly remittance report in both electronic and hard copy formats;

          (iii) a hard copy report setting forth any Mortgage Loans added or deleted;

          (iv) a hard copy report setting forth curtailment or prepayments; and

          (v) hard copy reports setting forth delinquency detail (including bankruptcy, foreclosure and REO status).

Section 4.10  Servicing Compensation
------------  ----------------------

     (a) As compensation for its servicing activities pursuant to this Agreement, the Servicer shall be entitled to retain as to each Mortgage Loan, a Servicing Fee of 0.375% (37.5 basis points) per annum which shall be retained by Servicer from the interest portion of the Mortgage Loan payments as received from a Borrower and from Liquidation Proceeds, as applicable.

     (b) Servicer shall be entitled to retain the Additional Servicing Compensation.

Section 4.11  Payment of Taxes, Insurance and Other Charges
------------  ---------------------------------------------

     With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of Mortgage Insurance policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Borrower in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such-purposes, as allowed tinder the terms of the Mortgage.

                                   ARTICLE V
                                   ---------

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS
                 ----------------------------------------------

Section 5.1  Enforcement of Due-On-Sale Clause; Assumption
-----------  ---------------------------------------------

     The Servicer is required to enforce any due-on-sale clause in the Note or Security Instrument to the extent permitted by applicable law upon the transfer of title to the Mortgaged Property unless (i) the Mortgage Loan Documents, including riders or addenda permit such a transfer or (ii) enforcement of the due-on-sale clause will jeopardize the Mortgage Insurance coverage, if any, on such Mortgage Loan. In all circumstances of unapproved transfer initiated by the Borrower, the Servicer is required to promptly notify the Mortgage Insurer, if any, of such transfer, and obtain written approval from the Mortgage Insurer (if required under the applicable Mortgage Insurance Policy) before initiating enforcement proceedings.

     Notwithstanding the preceding paragraph, Owner authorizes Servicer, to waive in the sole discretion of Servicer, the enforcement of a due-on-sale clause on any Mortgage Loan and permit the assumption of such Mortgage Loan, subject to the following conditions:

     (a) No material term of the Note, including, but not limited to, the rate of interest on the Note and the remaining term to maturity, may be changed in connection with such assumption, provided however, such limitation shall not apply to interest rate, payment or amortization changes otherwise provided for under the terms of the Note, such as in the case of an adjustable rate mortgage;

     (b) The Servicer has performed a credit review of the new borrower and determined that the new borrower is a prudent credit risk in the sole opinion of the Servicer. The credit review shall include prior mortgage payment history and delinquency review. Owner hereby authorizes Servicer to apply more liberal credit standards and underwriting in connection with a request for an assumption of a Mortgage Loan than Servicer would apply for comparable new loans which Servicer is then originating for its own account, if Servicer in its sole discretion, reasonably believes there is a risk of foreclosure on the Mortgage Loan in the event the assumption is denied;

     (c) The Mortgage Insurer has approved in writing the assumption of the Mortgage Loan by the new borrower and such Mortgage Loan will continue to be insured by such Mortgage Insurer;

     (d) The new borrower executes documents assuming all the obligations of the Borrower under the Mortgage Loan Documents;

     (e) The Mortgage Loan will continue to be secured, and insured with a Title Insurance Policy, if any, by a valid security interest upon the Mortgaged Property of the same lien priority as existed immediately prior to such assumption; provided however, if Servicer has not been delivered a Title Insurance Policy on the Transfer Date for any such Mortgage Loan, Servicer shall have no obligation to inquire into or obtain any title insurance in connection with any assumption of such a Mortgage Loan; and

     (f) The Servicer has determined that the estimated net realizable value of the Mortgaged Property, in the sole judgment of the Servicer, is less than the then unpaid principal balance of the related Note, plus accrued interest to the estimated date of the closing of the sale of Mortgaged Property to the new borrower.

     (g) The Servicer shall provide the Owner the original assumption agreement following execution thereof.

     Subject to the terms of the Note and Security Instrument, and applicable law or regulation, the Servicer may charge a reasonable and customary assumption fee, and the Servicer may retain such fee as Additional Servicing Compensation.

Section 5.2  Maintenance of Insurance
-----------  ------------------------

     (a) The Servicer shall cause to be maintained with respect to each Mortgage Loan a Hazard Insurance Policy with a generally acceptable carrier rated A:VI or better in the current Best's Key Rating Guide ("Best's") that provides for fire and extended coverage, and for a recovery of any insurance proceeds relating to such Mortgage Loan by the Servicer on behalf of the Owner in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the sum of the outstanding principal balance of the Mortgage Loan and the outstanding principal balance of the First Lien;

     (b) If the Mortgage Loan relates to a Mortgaged Property identified at origination in the Federal Register by the Federal Emergency Management Agency as having a special flood hazard, the Servicer will cause to be maintained with respect thereto a Flood Insurance Policy with a generally acceptable carrier rated A:VI or better in the current Best's Key Rating Guide

("Best's") which provides for a recovery of any insurance proceeds relating to such Mortgage Loan by the Servicer on behalf of the Owner and in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended;

     (c) With respect to each Mortgage Loan that provides for the collection of escrow funds for the payment of fire and hazard insurance or flood insurance, the Servicer shall effect the payment thereof prior to the applicable policy termination date employing for such purpose deposits in the Escrow Account which shall have been estimated and accumulated by the Servicer in the amounts sufficient for such purposes. To the extent a Mortgage Loan does not provide for escrow payments and the Borrower fails to maintain any required insurance coverage, the Servicer shall by a Servicing Advance make the payment required to effect the applicable in-force policy for the related Mortgaged Property;

     (d) Notwithstanding the preceding paragraphs, the Servicer at its option may obtain and maintain, with respect to all or any portion of the Mortgage Loans a blanket insurance policy with extended coverage insuring against fire, hazard and flood, as applicable. The Servicer shall be deemed conclusively to have satisfied its obligations with respect to Hazard Insurance and Flood Insurance coverage under this Section if such blanket policy names the Servicer as "Loss Payee" and provides coverage in an amount equal to the aggregate unpaid principal balance of the Mortgage Loans without coinsurance.

Section 5.3  Cancellation of Mortgage Insurance
-----------  ----------------------------------

     If a Borrower requests cancellation of the Mortgage Insurance Policy, the Servicer shall ensure that the FNMA guidelines governing cancellation are followed in connection with any cancellation.

Section 5.4  Reserved For Future Use
-----------  -----------------------

Section 5.5  Liquidation of Defaulted Mortgage Loans
-----------  ---------------------------------------

     (a) The Servicer, on behalf of the Owner or its designee, shall foreclose upon or otherwise take title, in the name of Owner, to Mortgaged Property (such as by a deed in lieu of foreclosure) for any Mortgage Loan which is in default and as to which no satisfactory arrangements, in the sole reasonable opinion of Servicer, can be made for collection of delinquent payments. In connection with such foreclosure or other transfer of title, the Servicer shall exercise the rights and powers vested in it hereunder, and use the same degree of care and skill in such exercise or use, as prudent servicers would exercise or use under similar circumstances in the conduct of their own affairs, including, but not limited to, making Servicing

Advances for the payment of taxes, amounts due with respect" to senior liens, and insurance premiums.

     Prior to commencing foreclosure proceedings, the Servicer shall notify the Owner and the mortgagee under the First Lien in writing of the Servicer's intention to do so, and the Servicer shall not commence foreclosure proceedings if the Owner objects to such action within three (3) Business Days of receiving such notice.

     (b) In determining whether or not to foreclose upon or otherwise comparably transfer title to such Mortgaged Property, the Servicer shall take into account the existence of any condition upon or impacting the Mortgaged Property in the nature of hazardous substances, hazardous wastes, infectious waste, toxic substance, solid wastes and so forth, as such terms now or in the future are defined or listed in, or otherwise classified pursuant to, or regulated by, any applicable environmental laws, including but not limited to all present and future federal, state or local laws, ordinances, rules, regulations, decisions and other requirements of governmental authorities relating to the environment or to any hazardous substance.

Section 5.6  Deed-in-Lieu of Foreclosure
-----------  ---------------------------

     If the Owner and, if applicable, the Mortgage Insurer have approved the liquidation of a Mortgage Loan by accepting a deed-in-lieu of foreclosure, the Servicer may accept such deed provided that:

     (a) Marketable title, as evidenced by a Title Insurance Policy, can be conveyed to and acquired by the Owner or its designee;

     (b) The transaction complies with all requirements of each Mortgage Insurer, if any, and does not and will not violate or contravene any restriction or prohibition of any Mortgage Insurance Policy, if any, or otherwise result in any loss of or reduction in the coverage of benefits under such policies;

     (c) No cash consideration is paid to the Borrower;

     (d) The Mortgaged Property is vacant at the time of the Borrower's conveyance thereof unless occupancy has been approved by each Mortgage Insurer, if any; and

     (e) The Servicer has obtained from the Borrower a written acknowledgment that the deed is being accepted as an accommodation to the Borrower and on the condition that the Mortgaged Property will be transferred to the Owner that owns such Mortgage Loan free and clear of all claims, liens, encumbrances, attachments, reservations or restrictions except for those to which the Mortgaged Property were subject at the time the Mortgaged Property became subject to the lien of the Security Instrument.

     Upon acquisition of any such Mortgaged Property, the Servicer shall promptly advise the Owner and each Mortgage Insurer by letter, indicating the details of the transaction and reasons for the conveyance and providing such other information as is required by each Mortgage Insurer. Title shall be conveyed directly from the Borrower to the Owner, or to such other Person designated by the Owner.

Section 5.7  Real Estate Owned
-----------  -----------------

       Title, Management and Disposition of REO Property.  In the event that
       -------------------------------------------------
title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Owner or its designee. The Owner agrees to cooperate with Servicer and take such actions as shall be necessary for the Servicer to take title to the Mortgaged Property in the name of the Owner or its designee.

     Notwithstanding the generality of the foregoing provisions, the Servicer shall manage, conserve, protect and operate each REO Property for the Owner solely for the purpose of its prompt disposition and sale. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, but shall not be obligated to, incident to its conservation and protection of the interests of the Owner, rent the same, or any part thereof, as the Servicer deems to be in the best interests of the Owner for the period prior to the sale of such REO Property. The Servicer shall attempt to sell the same on such terms and conditions as the Servicer deems to be in the best interest of the Owner, provided that the Servicer shall not sell an REO Property for less than 90% of the Book Value of such REO Property without the consent of the Owner.

     The Servicer shall cause to be deposited within two (2) Business Days of receipt in the Collection Account all revenues received with respect to the conservation and disposition of each REO Property and shall be permitted to retain from such revenues funds necessary for the proper operation, management and maintenance of the REO Property, including reimbursement for its Servicing Advances and fees of any managing agent acting on behalf of the Servicer.

Section 5.8  Possession of Mortgage Files by Servicer
-----------  ----------------------------------------

     From time to time in connection with the servicing of the Mortgage Loans hereunder, the Servicer may take possession of all or a portion of the documents relating to the Mortgage Loans as may be held by the Owner or the Custodian. Such documents shall be held in trust by the Servicer for the benefit of the Owner as the owner thereof and the Servicer's possession of such document or documents is at the will of the Owner for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Servicer is in a custodial capacity only.

                                  ARTICLE VI
                                  ----------

                            MISCELLANEOUS PROVISIONS
                            ------------------------

Section 6.1  Owner to Cooperate
-----------  ------------------

     From time to time and as appropriate in the servicing of any Mortgage Loan, including without limitation, the payment in full of any Mortgage Loan, notification that payment in full will be escrowed, foreclosure or other comparable conversion of a Mortgage or collection under any applicable Insurance Policy, the Owner, upon request of the Servicer, shall release or cause the release and delivery of the related Mortgage Loan Documents to the Servicer.

Section 6.2  Assignment of Agreement
-----------  -----------------------

     Servicer agrees not to sell, transfer, pledge or otherwise dispose of its right to receive all or any portion of the Servicing Fees, and any such attempted sale, transfer, pledge or disposition shall be void, unless such transfer is made to a successor servicer with the prior written consent of the Owner.

     Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution (i) whose deposits are insured by the FDIC or a company whose business is the servicing of mortgage loans, unless otherwise consented to by the Owner, which consent shall not be unreasonably withheld, or (ii) which is qualified to service mortgage loans on behalf of FNMA or FHLMC.

     Without in any way limiting the generality of this Section 6.2, in the event that the Servicer shall assign this Agreement without the prior written consent of the Owner, other than as permitted within Section 2.3 herein, then the Owner shall have the right to "terminate this Agreement upon written notice to the Servicer, without any payment of any penalty or damages and without any liability whatsoever to the Servicer or any third party.


Section 6.3  Access to Certain Documentation Regarding the Loans
-----------  ---------------------------------------------------

     Upon reasonable written advance notice, Servicer shall provide reasonable access during normal business hours at its offices to the Owner, or any agents or representatives thereof, to any reports and to information and documentation regarding the Mortgage Loans.

Section 6.4  Default By Servicer
-----------  -------------------

     Owner may terminate this Agreement upon the happening of any one or more of the following events:

     (a) Falsity in any material respect of any representation or warranty of Servicer contained in this Agreement and failure of Servicer to cure the condition or event causing any such representation or warranty to be false within sixty (60) days after the Servicer's receipt of written notice from Owner specifying such falsity and requesting that it be cured or corrected;

     (b) Failure of Servicer to duly observe or perform in any material respect any other covenant, condition, or agreement in this Agreement for a period of forty-five (45) days after receipt of written notice by Servicer from Owner, specifying such failure and requesting that it be remedied; provided, however, if the failure stated in the notice cannot be corrected within the applicable period, Owner shall consent to a reasonable extension of time if corrective action is instituted by Servicer within the applicable period and is diligently pursued until corrected; provided however, that Owner's consent shall not be unreasonably withheld.

     (c) Decree or order of a court, agency or supervisory authority having jurisdiction in the premises appointing a trustee, conservator, receiver or in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar voluntary or involuntary proceeding affecting Servicer or any of its properties utilized in connection with the performance of servicing, or for resolving the liquidation of the affairs of Servicer, if such decree or order shall have remained in force undischarged or unstayed for a period of ninety
(90) days;

     (d) Commencement by Servicer as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law;

     (e) Consent by Servicer to the appointment of a trustee, conservator, receiver or liquidator in any insolvency, readjustment of"debt, marshaling of assets and liabilities, or similar proceeding affecting Servicer or substantially all of its properties; or

     (f) Admission in writing by Servicer of its inability to pay debts generally as they mature, or the making of an assignment for the benefit of creditors.

     (g) any failure by the Servicer to remit to the Owner any payment required to be made under the terms of this Agreement which continues unremedied for a period of three Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner; or

     (h) failure by the Servicer to maintain its license to do business or service residential mortgage loans in any jurisdiction where the Mortgage Properties are located; or

     (i) the Servicer attempts to assign its right to servicing compensation hereunder or the Servicer attempts, without the consent of the Owner, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof(to other than a subservicer) in violation of Section 6.2, except as further provided within Section 2.3 of this Agreement.

     (j) failure by Servicer to maintain the net worth requirements as required by FNMA for its designated servicers.

     If any of the events specified in (c) through (j) above shall occur, Servicer shall give written notice of such occurrence to Owner within ten (10) days of the happening of such event. Any such termination shall be effective as of the date stated in a written notice delivered to Servicer.

Section 6.5  Default by Owner
-----------  ----------------

     Servicer may terminate this Agreement upon the happening of any one or more of the following events:

     (a) Falsity in any material respect of any representation or warranty of Owner contained in this Agreement and failure of Owner to cure the condition or event causing such representation or warranty to be false within sixty (60) days after Owner's receipt of written notice from Servicer specifying such falsity and requesting that it be cured or corrected;

     (b) Such other breach of this Agreement by Owner which materially and adversely affects Servicer, which breach shall continue for a period of forty-five (45) days after receipt of written notice by Owner from Servicer, specifying such breach and requesting that it be remedied; provided however, if the breach stated in the notice cannot be remedied within the applicable period. Servicer shall consent to a reasonable extension of time if corrective action is instituted by Owner within the applicable period and is diligently pursued until corrected;

     (c) Decree or order of a court, agency or supervisory authority having jurisdiction in the premises appointing a trustee, conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding affecting Owner or any of its properties utilized in connection with the performance of Servicer's duties hereunder, or the winding tip or liquidation of the affairs of Owner, if such decree or order shall have remained in force undischarged or unstayed for a period of ninety
(90) days;

     (d) Commencement by Owner as debtor of any case of proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law;

     (e) Consent by Owner to the appointment of a trustee, conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceeding affecting Owner or substantially all of its properties; or

     (f) Admission in writing by Owner of its inability to pay debts generally as they mature, or the making of an assignment for the benefit of creditors.

     If any of the events specified in (c) through (f) above shall occur, Owner shall give written notice of such occurrence to Servicer within ten (10) days of the happening of such event. Any such termination shall be effective as of the date stated in a written notice delivered to Owner.

Section 6.6  Default by Prior Servicer/Prior Owner
-----------  -------------------------------------

     Servicer may terminate this Agreement upon the happening of any one or more of the following events; provided however, that Owner shall be provided a 10 day written option to: (i) cure within the applicable period provided in this
Section 6.6, or (ii) to provide indemnification to Servicer on terms identical to Section 6.7, prior to Servicer's decision to terminate this Agreement:

     (a) Falsity in any material respect of any representation or warranty of Prior Servicer/Prior Owner contained in this Agreement and failure of Prior Servicer/Prior Owner to cure the condition or event causing such representation or warranty to be false within sixty (60) days after Prior Servicer/Prior Owner's receipt of written notice from Servicer specifying such falsity and requesting that it be cured or corrected;

     (b) Such other breach of this Agreement by Prior Servicer/Prior Owner which materially and adversely affects Servicer, which breach shall continue for a period of forty-five (45) days after receipt of written notice by Prior Servicer/Prior Owner from Servicer, specifying such breach and requesting that it be remedied; provided however, if the breach stated in the notice cannot be remedied within the applicable period, Servicer shall consent to a reasonable extension of time if corrective action is instituted by Prior Servicer/prior Owner within the applicable period and is diligently pursued until corrected;

     (c) Decree or order of a court, agency or supervisory authority having jurisdiction in the premises appointing a trustee, conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding affecting Prior Servicer/Prior Owner or any of its properties utilized in connection with the performance of Servicer's duties hereunder, or the winding up or liquidation of the affairs of Prior Servicer/Prior Owner, if such decree or order shall have remained in force undischarged or unstayed for a period of ninety (90) days;

     (d) Commencement by Prior Servicer/Prior Owner as debtor of any case of proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law;

     (e) Consent by Prior Servicer/Prior Owner to the appointment of a trustee, conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceeding affecting Prior Servicer/Prior Owner or substantially all of its properties; or

     (f) Admission in writing by Prior Servicer/Prior Owner of its inability to pay debts generally as they mature, or the making of an assignment for the benefit of creditors.

     If any of the events specified in (c) through (f) above shall occur, Prior Servicer/prior Owner shall give written notice of such occurrence to Servicer within ten (10) days of the happening of such event. Any such termination shall be effective as of the date stated in a written notice delivered to Prior Servicer/Prior Owner.

Section 6.7  Indemnification By Owner
-----------  ------------------------

     Owner shall indemnify and hold Servicer harmless from and shall reimburse Servicer for any losses, damages, deficiencies, claims, penalties, forfeitures, causes of action or expenses of any nature (including reasonable attorneys' fees) incurred by Servicer which arise out of or result from:

     (a) The material inaccuracy of any representation of Owner contained in this Agreement or material breach of any warranty, covenant or agreement made or to be performed by Owner pursuant to this Agreement;

     (b) Any litigation or claim with respect to the Mortgage Loans not arising out of, or resulting from, Servicer's failure to observe the terms and covenants of the Mortgage Loans or this Agreement.

     The Servicer shall promptly notify the Owner if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, and the Servicer at its option may assume the defense of any such claim. The Owner shall, within ten (10) Business Days of receiving a statement or amounts advanced by the Servicer in connection with the defense of any such claim, reimburse the Servicer for all amounts advanced by it pursuant to this Section 6.7. If Owner fails to pay Servicer the advanced amounts within 10 days of receipt, Servicer may withdraw such amounts from the Collection Account.

Section 6.8  Fidelity Bond and Errors Omissions
-----------  ----------------------------------

     Servicer agrees to obtain and maintain at its expense and shall keep in full force and effect throughout the term of this Agreement, a blanket fidelity bond and an errors and omissions insurance policy covering its officers and employees and other persons acting on its behalf in connection with the servicing activities hereunder. The amount of coverage shall be at least equal to the coverage that prudent mortgage loan servicers having servicing portfolios of a similar size. In the event that any such bond or policy ceases to be in effect, Servicer agrees to obtain a comparable replacement bond or policy with equivalent coverage. No provision of this Section shall operate to diminish or restrict or otherwise impair the Servicer's responsibilities and obligations set forth in this Agreement.

Section 6.9  Indemnification by Servicer
-----------  ---------------------------

     Servicer shall indemnify and hold Owner harmless from and shall reimburse Owner for any losses, damages, deficiencies, claims, causes of action or expenses of any nature (including reasonable attorneys' fees) incurred by Owner which arise out of or result from:

     (a) The material inaccuracy of any representation of Servicer contained in this Agreement or material breach of any warranty, covenant or agreement made or to be performed by Servicer pursuant to this Agreement;

     (b) Any litigation or claim arising out of, or resulting from, Servicer's failure to observe the terms and covenants of this Agreement;

     (c) The failure of the Servicer to service such Mortgage Loan in accordance with applicable law or the Mortgage Loan Documents.

     The Owner shall promptly notify the Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, and the Owner at its option may assume the defense of any such claim. The Servicer shall, within ten
(10) Business Days of receiving a statement of amounts advanced by the Owner in connection with the defense of any such claim, reimburse the Owner for all amounts advanced by it pursuant to this Section 6.9.

Section 6.10  Indemnification By Prior Servicer/Prior Owner
------------  ---------------------------------------------

     Prior Servicer/Prior Owner shall indemnify and hold Servicer harmless from and shall reimburse Servicer for any losses, damages, deficiencies, claims, penalties, forfeitures, causes of action or expenses of any nature (including reasonable attorneys' fees) incurred by Servicer which arise out of or result from:

     (a) The material inaccuracy of any representation of Prior Servicer/Prior Owner contained in this Agreement or material breach of any warranty, covenant or agreement made or to be performed by Prior Servicer/prior Owner pursuant to this Agreement;

     (b) the failure of Prior Servicer/Prior Owner to originate any related Mortgage Loan herein in accordance with applicable law;

     (c) the failure of any Prior Servicer/Prior Owner to service the Mortgage Loan in accordance with any applicable law;

     (d) any matters that occurred prior to the Transfer Date for the Mortgage Loan involved or any incomplete or incorrect Mortgage Loan data, records or information provided in connection with the origination or prior servicing of any Mortgage Loan;

     (e) Prior Servicer/Prior Owner's failure to fulfill the servicing responsibilities not assumed by Servicer or otherwise resulting from Prior Servicer/Prior Owner preventing, hampering or impeding Servicer's performance of its duties and responsibilities under this Agreement; or

     (f) Any litigation or claim with respect to the Mortgage Loans not arising out of, or resulting from, Servicer's failure to observe the terms and covenants of the Mortgage Loans.

     The Servicer shall promptly notify the Prior Servicer/Prior Owner if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, and the Servicer at its option may assume the defense of any such claim. The Prior Servicer/Prior Owner shall, within ten (10) Business Days of receiving a statement of amounts advanced by the Servicer in connection with the defense of any such claim, reimburse the Servicer for all amounts advanced by it pursuant to this Section 6.10.

Section 6.11  Amendment
------------  ---------

     This Agreement may be amended from time to time by the Owner and the Servicer by written agreement signed by the Owner and the Servicer.

Section 6.12  Governing Law
------------  -------------

     This Agreement shall be construed in accordance with the laws of the State of California, without regard to the conflict of laws or rules thereof, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 6.13  Notices
------------  -------

     (a) All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, to (i) in case of the Servicer, Advanta Mortgage Corp. USA, 16875 West Bernardo Drive, San Diego, California 92127,
Attention: SVP Loan Servicing, (ii) in the case of the Owner, CS First Boston Mortgage Capital Corp., 55 East 52nd Street, New York, New York and (iii) in the case of the Prior Servicer/Prior Owner, President, T.A.R. Preferred Mortgage Corporation, 19782 MacArthur Boulevard, Suite 250, Irvine, California 92612, or such other addressee as the parties may hereafter furnish.

     (b) Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Paragraph for giving of notice.

Section 6.14  Severability of Provisions
------------  --------------------------

     If any one or more of the covenants, agreements, provision or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement and shall in no way affect the validity or enforceability of the provisions of this Agreement.

Section 6.15  Document Deficiencies
------------  ---------------------

     The Servicer shall have no obligations to (i) address or any deficiencies in Mortgage Loan documents transferred to it; (ii) seek any document missing from any assignments relating to the transfer of any Mortgage Loan to or from the Owner. The Servicer's responsibility is solely limited to noticing the Owner as to any missing or document deficiency it becomes aware of.

Section 6.16  Termination
------------  -----------

     (a) Unless pursuant to the default provisions in Sections 6.4, 6.5, or 6.6 of this Agreement, the obligations and responsibilities of the Servicer shall terminate upon the earlier of (i) the execution of a Pooling and Servicing Agreement pursuant to which Servicer will be engaged as a master servicer or sub-servicer with respect to a securitization involving the Mortgage Loans, but only with respect to the Mortgage Loans covered by such Pooling and Servicing Agreement (ii) the whole loan sale of any Mortgaged Loans by Owner, but only with respect to the Mortgage Loans covered in the Whole Loan Purchase Agreement
(iii) the final payment or other liquidation of the last Mortgage Loan (iv) the disposition of all property acquired upon possession of any Mortgage Loan and the remittance of all funds due thereunder, or (v) on December 31, 1996.

     (b) Either Owner or Servicer may, at any time and in its sole discretion, terminate this Agreement upon at least ninety (90) days prior written notice to other party. If Servicer terminates this Agreement pursuant to this Section, it shall be liable to pay all reasonable out-of-pocket costs associated with the transfer of Mortgage Loans to a Successor Servicer. If Owner terminates this Agreement pursuant to this Section 6.16, it shall be liable to pay all reasonable out-of-pocket costs associated with the transfer of Mortgage Loans to a Successor Servicer, and Servicer shall have the right to withdraw all reasonable out-of-pocket costs from the Collection Account.

Section 6.17  Continued Cooperation
------------  ---------------------

     (a) Servicer shall cooperate with Owner in Owner's future efforts to (a) pool the Mortgage Loans for securitization pursuant to which Servicer shall be engaged as a master servicer or (b) to sell the Mortgage Loans on a whole loan basis in which Servicer could potentially remain Servicer under a separate servicing agreement. Such cooperation shall include the Servicer's execution and delivery of the appropriate pooling and servicing agreement. Servicer shall furnish historical delinquency statistics evidenced by appropriate comfort letters for Mortgage Loans serviced and administered by Servicer, estoppel certificates and other information reasonably requested by Owner. Owner shall bear all out-of-pocket expenses, including legal expenses incurred in connection with such securitizations. Servicer shall have the right to withdraw from the Collection Account all costs described in this Section 6.17.

     (b) In connection with marketing the Mortgage Loans, the Owner may make available to a prospective owner an audited Consolidated Statement of Operations of the Servicer for the most recently completed two fiscal years for which such a statement is available, as well as an audited Consolidated Statement of Condition at the end of the last two fiscal years covered by such Consolidated Statement of Operations. The Servicer also shall make available any comparable audited interim statements to the extent any such statements have been prepared by or on behalf of the Servicer (and are available upon request to members or stockholders of the Servicer or to the public at large). If it has not already done so, the Servicer shall furnish promptly to the Owner copies of the statement specified above.

     The Servicer also shall make available to Owner or prospective owner a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Servicer or the financial statements of the Servicer, and to permit any prospective owner to inspect the Servicer's servicing facilities for the purpose of satisfying such prospective owner that the Servicer has the ability to service the Mortgage Loans as provided in this Agreement.

Section 6.18  Master Servicer
------------  ---------------

     (a) Owner and Servicer agree and acknowledge that the Owner shall designate Servicer to act as master servicer for Mortgage Loans sold into a securitization. Subsequent to the securitization, all Mortgage Loans which have been securitized shall be serviced in accordance with the terms of the related pooling and servicing agreement, including but not limited to, the Servicer's obligation to:

          (i)  pay delinquency advances;

          (ii) pay servicing advances;

          (iii) dispose of any REO property within applicable REMIC provision guidelines; and

          (iv) provide applicable reports to the trustee.

     (b) As compensation for its activities pursuant to this Section 6.17, the Servicer shall be entitled to retain or withdraw from the Collection Account as to each Mortgage Loan a Servicing Fee of 0.65% (65 basis points) per annum for each Mortgage Loan serviced pursuant to the related pooling and servicing agreement.

Section 6.19  Attorneys' Fees
------------  ---------------

     In the event any party hereto brings an action to enforce any of the provisions of this Agreement, the party against whom judgment is rendered in such action shall be liable to the others for reimbursement of their costs, expenses and attorneys' fees, including such costs, expenses and fees as may be incurred on appeal.

Section 6.20  No Solicitation
------------  ---------------

     Unless specifically permitted by the Owner in advance, the Servicer agrees not to use Servicer's records to specifically solicit any Borrower with respect to the refinancing of a Mortgage Loan.

Section 6.21  Counterparts
------------  ------------

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers, all as of the day and year first above mentioned.


Advanta Mortgage Corp. USA               CS First Boston Mortgage Capital Corp.


By:         /s/ William P. Garland       By:      /s/ Heidi Davis
            -------------------------             -----------------------

Name:       William P. Garland           Name:    Heidi Davis
            -------------------------             -----------------------

Title:      Senior Vice President        Title:   Vice President
            ------------------------              -----------------------


T.A.R.  Preferred Mortgage Corporation


By:    /s/ Todd Rodriguez
       ---------------------------

Name:  Todd Rodriguez
       ---------------------------

Title:  C.E.O
        ---------------------------

                                   EXHIBIT B

                             Permitted Investments
                             ---------------------

     (a) Direct general obligations of the United States or the obligation of any agency or instrumentality of the United States fully and unconditionally guaranteed, the timely payment or the guarantee of which constitutes a full faith and credit obligation of the United States.

     (b) Federal Housing Administration debentures.

     (c) FHLMC participation certificates and senior debt obligations.

     (d) Federal Home Loan Banks consolidated senior debt obligations.

     (e) FNMA mortgage-backed securities (other than stripped mortgage securities which are valued greater than par on the portion of unpaid principal) and senior debt obligations.

     (f) Federal funds, certificates of deposit, time and demand deposits, and bankers acceptances (having original maturities of not more than 365 days) of any-domestic bank, the short-term debt obligations of which have been rated A-I or better by Standard and Poor's ("SP") and P-1 by Moody's Investment Services ("Moody's").

     (g) Investment agreements approved by the Owner provided:

                (i) The agreement is with a bank or insurance company which has an unsecured, uninsured and unguaranteed obligation (or claims-paying ability) rated Aa2 or better by Moodys and AA or better by SP, or is the lead bank of a parent bank holding company with an uninsured, unsecured and unguaranteed obligation meeting such rating requirements, and

                (ii) Moneys invested thereunder may be withdrawn without any penalty, premium or charge upon not more than one day s notice (provided such notice may be amended or canceled at any time prior to the withdrawal date), and

                (iii) The agreement is not subordinated to any other obligations of such insurance company or bank, and

                (iv) The same guaranteed interest rate will be paid on any future deposits made pursuant to such agreement, and

                (v) The Owner receives an opinion of counsel that such agreement is an enforceable obligation of such insurance company or bank.

     (h) Commercial paper (having original maturities of not more than 365 days) rated A-1 or better by SP and P-I or better by Moodys.

     (i) Investments in money market funds rated AAAm or AAAm-G by SP and P-1 by Moody's.

     (j) Investments approved in writing by the Owner.

     Provided that no instrument described above is permitted to evidence either
     --------
the right to receive (a) only interest with respect to obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided
                                                                        --------
further, that no instrument described above may be purchased at a price greater
-------
than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

                                   Exhibit C

                                 Servicing File
                                 --------------

Loan #: ____________________________                Prepared by:____________________________

Borrower Name: _____________________                Date: __________________________________

Left Side                                                            Right Side
---------                                                            ----------

[ ] Loan Transaction History (if applicable)                   [ ]  Typed copy of 1003 (for all borrowers)

[ ] Copy of Original Note                                      [ ]  Copy of Appraisal (w/o pictures)

[ ] Copy of Original Recorded Security Inatrumwnt              [ ]  Copy of Borrower Note
    (or copy of original RSI pending recordation)                   of Servicing Transfer Letter

[ ] Copy of Riders (if applicable)                             [ ]  Copy of Lender Loss Payee Letter
                                                                    (Hazard & Flood)
    [ ] ARM Rider
                                                               [ ]  Copy of PMI Transfer Notice Letter
    [ ] Balloon Rider
                                                               [ ]  Copy of Original Title Policy
    [ ] Prepayment Rider                                            (or copy of Prelim until original Title Policy is rec'd.)

[ ] Copy of W-9s                                               [ ]  Verification of First Mortgage
                                                                    (if loan is a second mortgage)
[ ] Copy of TransAmerica Tax Contract Transfer Notice
    (if applicable)

[ ] Notice of Impounds

    [ ] Initial Escrow Disclosure

    [ ] Escrow Information Worksheet

[ ] PMI Certificate

[ ] Evidence of Hazard Insurance
    (50 or 90 day Binder, Policy or Declarations Page)

[ ] Pinnacle Life of Loan Flood Certification/Determination

[ ] Evidence of Flood Insurance (if applicable)

[ ] Copy of Truth-In-Lending Disclosure (Reg Z)

[ ] Copy of Good Faith (itemization of amount financed)

[ ] Copy of HUD-1

Place documents on the left and right sides of the file in the above stacking order, using side tab folders with double accos.